UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2008

BANK OF THE CAROLINAS CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	000-52195	20-4989192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Boxwood Village Drive Mocksville, North Carolina	27028
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 751-5755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 13, 2008, we obtained $2,700,000 in subordinated debt financing from The Bank of Floyd, Floyd, Virginia. Our repayment obligation is evidenced by a Subordinated Note (the “Note”) that provides for payment in full on August 13, 2018, with interest payable monthly at a variable rate equal to the prime rate plus 0.75%. At our option, we may redeem or prepay all or any portion of the principal amount of the Note at any time or from time to time prior to its stated maturity, without any premium or penalty.

The indebtedness represented by the Note is our general, unsecured obligation and is subordinate and junior in right of payment to all our current or future senior indebtedness. Our obligation under the Note may be accelerated only in the event of bankruptcy. We expect that the full amount of the Note will be treated as Tier II capital on our books under regulatory capital guidelines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

BANK OF THE CAROLINAS CORPORATION
(Registrant)

Date:	August 18, 2008	By:	/S/ Robert E. Marziano
Robert E. Marziano
Chairman and Chief Executive Officer

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